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                                                                     Exhibit 5.1

                     [Letterhead of Haynes and Boone, LLP]



August 25, 1997


HydroChem Industrial Services, Inc.
HydroChem International, Inc.
6210 Rothway
Houston, Texas 77040

         Re: Registration Statement on Form S-4; $110,000,000 Aggregate Principal Amount of 10-3/8% Senior Subordinated Notes due 2007, Series B and the Guarantee thereof

Ladies and Gentlemen:

We have acted as special counsel for HydroChem Industrial Services, Inc., a Delaware corporation (the "Company"), and HydroChem International, Inc., a Delaware corporation (the "Guarantor"), in connection with the proposed issuance by the Company of $110,000,000 aggregate principal amount of 10-3/8% Senior Subordinated Notes due 2007, Series B (the "Notes") and the guarantee thereof by the Guarantor (the "Guarantee") in exchange for an equivalent amount of the Company's outstanding 10-3/8% Senior Subordinated Notes due 2007, Series A (the "Old Notes"), which are also guaranteed by the Guarantor. The terms of the offer to exchange are described in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission for the registration of the Notes and the Guarantee under the Securities Act of 1933, as amended (the "Act"). The Old Notes have been, and the Notes will be, issued pursuant to an indenture (the "Indenture") dated as of August 1, 1997, among the Company, the Guarantor and Norwest Bank, Minnesota, N.A., as Trustee (the "Trustee").

In connection with the foregoing, we have examined the Indenture, the Registration Statement and such corporate records and instruments of the Company and the Guarantor as we have deemed necessary or appropriate for purposes of this opinion.

We are opining herein as to the effect on the proposed issuance of the Notes and the Guarantee of the federal laws of the United States, the laws of the State of Texas, the laws of the State of New York and the general corporate law of the State of Delaware.

                   Specific Limitations and Qualifications on
          Opinions Regarding Enforceability of the Notes and Guarantee

The enforceability of the Notes and the Guarantee is subject to (a) the effects of (i) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights

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HydroChem International, Inc.
August 25, 1997
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or remedies of creditors generally, (ii) general equity principles (regardless of whether enforcement is sought in a proceeding in equity or law), and (iii) statutory provisions of the federal Bankruptcy Code and the Uniform Fraudulent Conveyance Act as adopted by the State of New York (and related court decisions) pertaining to the voidability of preferential or fraudulent transfers, conveyances and obligations, (b) the rights of the United States under the Federal Tax Lien Act of 1966, as amended, (c) the application of a standard of "good faith" such as that defined in Section 1.203 of the Uniform Commercial Code as adopted in the State of New York (the "Code") and (d) any limitations on rights to indemnity and contribution as may be imposed by federal and state securities laws or the policies underlying them; provided, however, that we note that any limitations referred to in clauses (a)(ii), and
(c) imposed by such laws on the enforceability of the Notes and the Guarantee will not prevent the holders thereof from the ultimate realization of the practical benefits of such instruments, except for the economic consequences of any judicial, administrative or other procedural delay that may result from such laws.

We express no opinion as to the enforceability of provisions of the Notes or the Guarantee to the extent that such provisions: (i) state that any party's failure or delay in exercising rights, powers, privileges or remedies under the Note or the Guarantee, as the case may be, shall not operate as a waiver thereof; (ii) purport to preclude the amendment, waiver, release or discharge of obligations except by an instrument in writing; (iii) purport to indemnify any person for (A) such person's violations of federal or state securities laws or environmental laws, or (B) any obligation to the extent such obligation arises from or is a result of such person's own negligence; (iv) purport to establish or satisfy certain factual standards or conditions; (v) purport to sever unenforceable provisions from the Note or the Guarantee, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to such instruments; (vi) restrict access to legal or equitable remedies; or (vii) purport to waive any claim arising out of, or in any way related to, the Notes or the Guarantee. We advise you that the inclusion of such provisions in the Notes or the Guarantee does not render void or invalidate the obligations and liabilities of the Company under other provisions of such instruments.

We express no opinion as to: (i) whether a court would grant specific performance or any other equitable remedy with respect to enforcement of any provision contained in the Notes or the Guarantee; or (ii) the enforceability of any provision contained in the Indenture relating to the appointment of a receiver, to the extent that appointment of a receiver is governed by applicable statutory requirements, and to the extent that such provision may not be in compliance with such requirements.

We express no opinion as to the enforceability of those provisions of the Guarantee that state or mean that the Guarantee shall not be impaired, adversely affected or released by any of the following: (i) any action taken by any holder of the Notes in bad faith, for the purpose of or with the effect of, impairing any of the Guarantor's rights of subrogation, reimbursement, contribution,

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HydroChem Industrial Services, Inc.
HydroChem International, Inc.
August 25, 1997
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indemnity or exoneration against the Company, any other guarantor or collateral for the obligations guaranteed; or (ii) a legal determination that the obligations guaranteed are void as a result of illegality.

Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that, when (i) the Registration Statement has been declared effective under the Act, (ii) the Old Notes have been validly exchanged by the Company, and (iii) the Notes and the Guarantee have been executed and delivered by the Company and the Guarantor and authenticated by the Trustee, all in accordance with the terms of the Indenture and the Registration Statement, the Notes and the Guarantee will constitute valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor in accordance with their terms.

To the extent that the obligations of the Company or the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained therein under the headings "Certain U.S. Federal Income Tax Considerations" and "Legal Matters."

                                                   Very truly yours,



                                                   Haynes and Boone, LLP